NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

CYTOMEDIX, INC.

Warrant Shares: 1,079,137	Issue Date: February 19, 2013
(the “Original Issue Date”)

This COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, MIDCAP FUNDING III, LLC, a Delaware limited liability company, its successors and assigns (together, “Holder”) is entitled, at any time on or after the Issue Date specified above and on or prior to the close of business on February 19, 2020 (the “Expiration Date”), to purchase from CYTOMEDIX, INC., a Delaware corporation (the “Company”), up to ONE MILLION, SEVENTY-NINE THOUSAND, ONE HUNDRED THIRTY-SEVEN (1,079,137) shares (the “Shares”) of the Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”) at a purchase price per share equal to $0.70 (the “Warrant Price”), subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1
EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant in whole or in part by delivering to the Company a duly executed facsimile or electronic (pdf) copy of a Notice of Exercise in substantially the form attached as Appendix 1 (or by delivery of an original or copy of such Notice of Exercise by any other method permitted for providing notices under Article 5.4). Unless Holder is exercising the cashless exercise right set forth in Article 1.2, Holder shall, within three (3) Trading Days following the date of exercise as aforesaid, also deliver to the Company a certified or bank cashier’s check, wire transfer of immediately available funds (to an account designated by the Company), or other form of payment acceptable to the Company, in the amount of the aggregate Warrant Price for the Shares being purchased. As used herein, “Trading Day” means a day on which the principal Trading Market is open for trading, and “Trading Market” means any of the following markets or exchanges on which the Common Stock is or has most recently been listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

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1.2 Cashless Exercise. This Warrant may be exercised, in whole or in part, by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of the Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a "cashless exercise," as set forth in the applicable Notice of Exercise;

(B) = the Warrant Price, as adjusted hereunder; and

(X) = the number of the Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise, provided, however, that if the Common Stock is not listed or quoted on a Trading Market, then (A), in the above formula, shall equal Fair Market Value. “Fair Market Value” shall mean, with respect to one Share for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is listed or quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “OTC Bulletin Board”) but the OTC Bulletin Board is not a Trading Market, the average of the daily volume weighted average trading price of the Common Stock for the ten (10) Trading Days immediately prior to such date on the OTC Bulletin Board, (b) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (c) as reasonably determined by the Board of Directors of the Company in good faith (provided, that in the event Holder’s cashless exercise under Article 1.2 is exercised or deemed exercised in connection with an Acquisition, the Fair Market Value shall be determined based upon the cash and fair market value of any securities and other consideration as would have been paid for or in respect of each Share issuable (as of immediately prior to the closing of the Acquisition) upon exercise of this Warrant as if such Share had been issued and outstanding on and as of the closing of such Acquisition).

1.3 Delivery of Certificate and New Warrant. Within three (3) Trading Days after Holder exercises this Warrant and, if applicable, the Company receives payment of the aggregate Warrant Price, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired. The Shares shall be deemed to have been issued, and Holder or any other person designated by Holder to be named therein shall be deemed to have become a holder of record of such Shares for all purposes as of the date the Warrant shall have been exercised. If the Company fails to deliver a certificate or certificates for the Shares as provided herein, in addition to any other remedy available to Holder hereunder, at law or in equity, Holder will have the right to rescind the exercise of this Warrant.

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1.4 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

1.5 Treatment of Warrant Upon Acquisition of Company.

1.5.1 Certain Definitions. For the purposes of this Warrant, “Acquisition” means (A) any sale or any other disposition of all or substantially all of the assets of the Company, or (B) any reorganization, consolidation, or merger of the Company, or (C) any sale of outstanding Company securities by holders thereof, whereby, in the case of (B) or (C) above, the holders of the Company’s voting securities before the transaction beneficially own less than a majority of the outstanding voting securities of the successor or surviving entity after the transaction (or, if the surviving entity is a wholly-owned subsidiary of another corporation, such surviving entity’s parent). As used in this Article 1.5, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded on a Trading Market, and (iii) Holder would not be restricted by contract or by applicable federal and state securities laws from re-selling, within six (6) months and one day in compliance with the federal securities laws, rules and regulations, following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition. For purposes of this Article 1.6, “Affiliate” shall mean any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the voting capital stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

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1.5.2 Treatment of Warrant Upon Acquisition.

(A) Cash or Marketable Securities Acquisition. In the event of an Acquisition (other than a True Asset Sale as defined in Section 1.5.2(B) below) in which (1) the sole consideration is cash, Marketable Securities, or a combination thereof and (2) such consideration is received by the Company’s stockholders in respect of their shares of the Company’s capital stock (including, without limitation, pursuant to the dissolution and liquidation of the Company in connection with or as a result of such Acquisition), Holder may exercise its cashless exercise or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition; provided, that if the Holder fails to make such election prior to the consummation of the Acquisition, the Warrant will, subject to Article 5.7, expire upon the consummation of such Acquisition. The Company shall provide Holder with written notice of any proposed Acquisition (which notice shall reasonably identify the parties thereto, the proposed structure thereof, the amount and kind of consideration to be paid in connection therewith and the terms and conditions of payment, the number of shares of capital stock outstanding or issuable upon the exercise of rights then outstanding, and facts as shall be reasonably necessary to indicate the effect of the Acquisition on this Warrant), together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice, which shall be delivered to Holder not less than ten (10) days prior to the closing of the proposed Acquisition. Any exercise of this Warrant after delivery of such notice and prior to the consummation of the Acquisition described in such notice shall be deemed to be an exercise in connection with such Acquisition for purposes of Article 1.2. If the Acquisition described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof and, unless Holder advises the Company in a written notice that it elects to reaffirm the exercise, any purported exercise of this Warrant in connection with such proposed Acquisition shall be null and void.

(B) Asset Sale. In the event of an Acquisition that is an arm’s length sale of all or substantially all of the Company’s assets (and only its assets) to a third party that is not an Affiliate of the Company and to which 1.5.2(A) above does not apply (a “True Asset Sale”), Holder may, at its option, (1) exercise its rights under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such True Asset Sale, or (2) elect to have the terms of Section 1.5.2(C) below apply; provided, that if Holder fails to make such election prior to the consummation of the Acquisition the Warrant will continue until the Expiration Date if the Company continues as a going concern following the closing of any such True Asset Sale. The Company shall provide Holder with written notice of any proposed True Asset Sale (which notice shall identify the parties thereto, the proposed structure thereof, the amount and kind of consideration to be paid in connection therewith and the terms and conditions of payment, the number of shares of capital stock outstanding or issuable upon the exercise of rights then outstanding, and facts as shall be reasonably necessary to indicate the effect of the True Asset Sale on this Warrant), together with such reasonable information as Holder may request in connection with such True Asset Sale giving rise to such notice, which shall be delivered to Holder not less than ten (10) days prior to the closing of the proposed True Asset Sale. Any exercise of this Warrant after delivery of such notice and prior to the consummation of the True Asset Sale described in such notice shall be deemed to be an exercise in connection with such True Asset Sale for purposes of Article 1.2. If the True Asset Sale described in such notice is terminated or abandoned prior to the consummation thereof, the Company shall provide prompt notice thereof and any purported exercise of this Warrant in connection with such proposed True Asset Sale shall be null and void.

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(C) Assumption of Warrant. Upon the closing of any Acquisition other than as particularly described in subsection (A) or (B) above, the surviving or successor entity shall assume this Warrant and the obligations of the Company hereunder, and this Warrant shall, from and after such closing, be exercisable for the same class, number and kind of securities, cash and other property as would have been paid for or in respect of the Shares issuable (as of immediately prior to such closing) upon exercise in full hereof as if such Shares had been issued and outstanding on and as of such closing, at an aggregate Warrant Price equal to the aggregate Warrant Price in effect as of immediately prior to such closing (with the Warrant Price being appropriately adjusted and apportioned based upon such securities, cash and other property in order to protect the economic value of this Warrant immediately prior to the closing of such Acquisition); and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The Company shall cause any surviving or successor entity in an Acquisition in which the Company is not the surviving or successor entity to assume in writing all of the obligations of the Company under this Warrant prior to the closing of such Acquisition, including agreements to deliver to Holder in exchange for this Warrant a security of such surviving or successor entity evidenced by a written instrument issued by the surviving or successor entity substantially similar in form to this Warrant and exercisable as provided herein (without regard to any limitations on the exercise of this Warrant). Upon the closing of such an Acquisition, the surviving or successor entity shall succeed to, and be substituted for, and shall assume all of the obligations of the Company under this Warrant.

(D) Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of this Warrant is to be made in connection with an Acquisition, such exercise may at the election of Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

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ARTICLE 2
ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Common Stock payable in additional shares of the Common Stock or other securities, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend occurred. If the Company subdivides the outstanding shares of the Common Stock by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Common Stock are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Conversion or Substitution. Upon any reclassification, exchange, conversion, substitution or similar event affecting the outstanding shares of the Common Stock, Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised in full immediately before such reclassification, exchange, conversion, substitution or similar event, at an aggregate Warrant Price not exceeding the aggregate Warrant Price in effect as of immediately prior thereto. The Company or its successor shall promptly issue to Holder a certificate pursuant to Article 2.6 hereof setting forth the number, class and series or other designation of such new securities or other property issuable upon exercise of this Warrant as a result of such reclassification, exchange, conversion, substitution or similar event. The provisions of this Article 2.2 shall similarly apply to successive reclassifications, exchanges, conversions, substitutions, and similar events.

2.3 Pro Rata Distributions. In addition to any adjustments pursuant to Articles 2.1 and 2.2 above, the Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had exercised this Warrant into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

2.4 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, share exchange, dissolution, issue, sale of securities, closing of its stockholder books and records, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such actions as may be necessary or appropriate to protect Holder's rights under this Warrant against impairment.

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2.5 Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Warrant Price or round up to the next whole share.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Common Stock and/or number of Shares, or upon the occurrence of any transaction or event described in this Article 2, the Company shall promptly notify Holder in writing, and, at the Company’s expense, promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price, Common Stock and number of Shares in effect upon the date thereof and the series of adjustments leading to such Warrant Price, Common Stock and number of Shares.

ARTICLE 3
REPRESENTATIONS, WARRANTIES, AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, Holder as follows:

3.1.1 Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing in its jurisdiction of incorporation, has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in all jurisdictions where such qualification is required.

3.1.2 Corporate Authority. The Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Shares issuable upon exercise of this Warrant, and to carry out and perform its obligations under this Warrant.

3.1.3 Corporate Action. All corporate action on the part of the Company, ifs officers, directors and shareholders, necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Shares issuable upon exercise hereof has been taken and this Warrant constitutes the legally binding and valid obligation of the Company enforceable in accordance with its terms.

3.1.4 No Violation. The execution, delivery and performance of this Warrant will not result in (i) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of the Company’s Certificate of Incorporation or by-laws, as amended, any provision of any judgment, decree, or order to which the Company is a party, by which it is bound, or to which any of its material assets are subject, any contract, obligation or commitment to which the Company is a party or by which it is bound, or (ii) the creation of any lien, charge, encumbrance or restriction on any assets of the Company.

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3.1.5 Authorized Shares. The Company shall at all times during the term of this Warrant keep reserved out of its authorized and unissued capital stock a sufficient number of shares of Common Stock to permit exercise in full of this Warrant. All Shares which may be issued upon the exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Exchange Act Reports; Legend.

3.2.1 Reports. With a view to making available to Holder the benefits of Securities and Exchange Commission (“SEC”) Rule 144 and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any other Form that may be available at the time of such proposed sale), the Company shall, so long as it is subject to the reporting requirements of the Act (and the rules and regulations promulgated thereunder) and the Exchange Act, (A) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times; (B) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and (C) furnish to Holder, so long as Holder owns the Warrant or Shares, forthwith upon request (1) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any other Form that may be available at the time of such proposed sale), and (2) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC that permits the sale of any securities without registration or pursuant to Form S-3 (or any other Form that may be available at the time of such proposed sale).

3.2.2 Legend. Neither this Warrant nor any certificate or instrument evidencing this Warrant or the Shares shall bear (and the Company hereby agrees to remove or not to affix, as applicable and provided herein) any restrictive or other legend, notice or provision (including without limitation the legend included on the first page of this Warrant as of the Issue Date or any similar legend) restricting the sale or transfer of this Warrant or the Shares if (A) a transfer of this Warrant or the Shares is made or proposed to be made pursuant to SEC Rule 144 or (B) such a legend, notice or provision is not required in order to establish compliance with any provisions of the Act. Within three (3) Trading Days of (X) any written request by Holder indicating its intention to make a transfer of this Warrant or all or a portion of the Shares pursuant to SEC Rule 144 or (Y) satisfaction of the registration and prospectus delivery requirements of the Act, the Company shall remove any such legend, notice or provision restricting the sale or transfer of this Warrant or the Shares, as applicable. Notwithstanding the foregoing or anything to the contrary contained in this Warrant, no certificate or certificates for any Shares purchased hereunder shall bear any restrictive or other legend, notice or provision restricting the sale or transfer of Shares if, as of the date of any exercise or conversion of this Warrant, the Shares may be transferred pursuant to SEC Rule 144 and, if such sale or transfer cannot, as of such exercise or conversion date, be made, the Company shall cause any such legend, notice or provision to be removed from all or any such certificates within three (3) Trading Days of the first date on which such a transfer pursuant to SEC Rule 144 can be made. For all purposes of Article 1.3, the Company shall not be deemed to have delivered to Holder Shares unless and until the Company shall have fully complied with all of the terms and conditions of this Article 3.2.2.

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3.3 No Shareholder Rights. Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company with respect to the Shares issuable hereunder until the exercise of this Warrant.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF HOLDER.

4.1 Holder represents and warrants to the Company as follows:

4.1.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder will be acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act, and has no present intention of distributing this Warrant and the securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of the Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell such securities at any time pursuant to the registration statement described herein or otherwise in compliance with applicable federal and state securities laws. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.1.2 Disclosure of Information. Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

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4.1.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.1.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.1.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.

4.1.6 Reliance on Exemptions. The Holders understands that this Warrant and the Shares issuable upon exercise hereof may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Warrant and the Shares.

4.1.7 No Governmental Review. The Holder understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of this Warrant and the Shares or the fairness or suitability of an investment in the such securities nor have such authorities passed upon or endorsed the merits of the offering of such securities.

4.1.8 Validity; Enforcement. This Warrant has been duly and validly authorized, executed and delivered on behalf of the Holder and is a valid and binding agreement of the Holder enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

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4.1.9 No Short Selling. The Holder represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Holder, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Company’s common stock or (ii) hedging transaction, which establishes a net short position with respect to the common stock.

ARTICLE 5
MISCELLANEOUS.

5.1 Term. This Warrant is exercisable in whole or in part at any time and from time to time on or before the Expiration Date.

5.2 Legend. Subject to Article 3.2.2 above, each certificate representing Shares issued upon any exercise hereof shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS PROVIDED IN THAT CERTAIN COMMON STOCK PURCHASE WARRANT ISSUED BY THE COMPANY TO MIDCAP FUNDING III, LLC DATED AS OF FEBRUARY 19, 2013, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS PERMITTED UNDER RULE 144 OF THE ACT OR IS EXEMPT FROM SUCH REGISTRATION.

5.3 Transfer Procedure. Subject to compliance with any applicable securities laws and upon providing the Company with written notice in substantially the form attached as Appendix 2, Holder may transfer all or part of this Warrant (and all rights hereunder) or the Shares issuable upon exercise of this Warrant to any transferee, provided, however, in connection with any such transfer, Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable).

5.4 Notices; Business Day. Unless otherwise specifically provided herein, all notices, requests, documents or other communications (collectively, “Communication”) by either the Company or Holder to the other must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail (if an email address is specified herein) or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. For purposes of this Article 5.4, “Business Day” shall mean any day that is not a Saturday, Sunday or a day on which Holder is closed. Company or Holder may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Article 5.4.

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If to Company:

Cytomedix, Inc.

209 Perry Parkway, Suite 7

Gaithersburg, MD 20877

Attention: Martin Rosendale, CEO

Fax: (240) 499-2690

E-Mail: mrosendale@cytomedix.com

If to Holder:

MidCap Funding III, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: Portfolio Management- Life Sciences

Fax: (301) 941-1450

E-Mail: lviera@midcapfinancial.com

with a copy to:

MC Serviceco, LLC

7255 Woodmont Avenue, Suite 200

Bethesda, Maryland 20814

Attention: General Counsel

Fax: (301) 941-1450

E-Mail: legalnotices@midcapfinancial.com

5.5 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

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5.6 Attorneys’ Fees; Remedies. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees and disbursements. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.

5.7 Automatic Exercise upon Expiration. This Warrant shall, to the extent not previously exercised, automatically be deemed to have been fully exercised pursuant to Article 1.2 above (even if not surrendered) as of immediately before any expiration, termination or cancellation of this Warrant, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such exercise or any consideration payable in respect of such Shares in connection with an Acquisition, if applicable, to Holder or its successor or assigns.

5.8 Counterparts. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement.

5.9 Governing Law. This Warrant and any dispute, disagreement, or issue of construction or interpretation arising hereunder, whether relating to its execution, its validity, the obligations provided herein or performance, shall be governed or interpreted according to the laws of the State of Delaware without regard for principles of conflicts of laws.

5.10 Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced thereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

5.11 Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

5.12 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

5.13 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

5.14 No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

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13

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Warrant by their duly authorized representatives as of the date first above written.

COMPANY

CYTOMEDIX, INC.

By:	/s/ Martin P. Rosendale	(SEAL)

Name:	Martin P. Rosendale
(Print)
Title:	Chief Executive Officer

HOLDER

MIDCAP FUNDING III, LLC

By:	/s/ Josh Groman	(SEAL)

Name:	Josh Groman
(Print)
Title:	Managing Director

CYTOMEDIX, INC.

WARRANT

SIGNATURE PAGE

APPENDIX 1

TO COMMON STOCK PURCHASE WARRANT

NOTICE OF EXERCISE

TO: CYTOMEDIX, INC.

1. The undersigned hereby elects to purchase 1,079,137 Shares of the Common Stock of the Company pursuant to the terms of the Common Stock Purchase Warrant between the undersigned (or the undersigned’s predecessor or assignor), and shall tender payment of the exercise price in full, together with all applicable transfer taxes, if any, in accordance with the terms of the Warrant.

2. Payment shall take the form of (check applicable box):

☐     in lawful money of the United States; or

☐     the cancellation of such number of Shares as is necessary, in accordance with the formula set forth in Article 1.2 of the Warrant, to exercise this Warrant with respect to the maximum number of Shares purchasable pursuant to the cashless exercise procedure set forth in Article 1.2 of the Warrant.

3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

The Shares shall be delivered by physical delivery of a certificate to:

[SIGNATURE OF HOLDER]

Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

A-1-1

APPENDIX 2

TO COMMON STOCK PURCHASE WARRANT

ASSIGNMENT FORM

(To Assign the foregoing Warrant, execute

this form and supply required information.

Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED,

(check first box OR fill in number of Shares in second box)

[___] all of the Warrant

OR

[__________] shares of the foregoing Warrant

and all rights evidenced thereby are hereby assigned to:

whose address is

.

Dated:____________________, _________

Holder’s Signature: _________________________

Holder’s Address: __________________________

__________________________

A-2-1